UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 11, 2010

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.

On or about March 11, 2010, Abaxis, Inc. (the “Company”) entered into that certain Fourth Amendment to Lease Agreement (the “Fourth Amendment”) with Whipple Road Holdings, LLC, SFP Crossroads, LLC and Woodstock Bowers, LLC (collectively, the “Landlord”) amending that certain Lease Agreement, dated as of June 21, 2000, by and between the Company and Landlord’s predecessor-in-interest (as amended, the “Lease”), for the leasing of certain premises consisting of approximately 91,124 rentable square feet located at 3240 Whipple Road, Union City, CA (the “Original Premises”).  The Fourth Amendment amended the material terms of the Lease as follows:  The term of the Lease (the “Term”) was extended until February 28, 2021.  As of March 1, 2010, the monthly base rental rate (“Base Rent”) for the Original Premises was decreased from $1.0675 to $0.800 per rentable square foot of the Premises ($72,899.20 per month), which Base Rent for the Original Premises increases 3% on each anniversary of March 1 during the Term.  Landlord agreed to lease to the Company certain expansion premises consisting of approximately 35,239 rentable square feet located at 3200 Whipple Road, Union City, CA (the “Expansion Premises”).  The lease of the Expansion Premises to the Company is conditioned upon the effective termination of a lease agreement with an existing tenant.  Upon satisfaction of the such conditions, Landlord shall tender possession of the Expansion Premises to the Company (the “Expansion Premises Commencement Date”); provided, however, if Landlord has not tendered possession of the Expansion Premises to the Company on or before October 31, 2010, then the Company has the right to terminate the Lease as to the entire Premises (including the Original Premises and Expansion Premises) at any time after October 31, 2010 and before the earlier of (1) January 31, 2011 and (2) the date Landlord finally tenders possession of the Expansion Premises.  If Landlord timely delivers the Expansion Premises to the Company, then Base Rent for the Expansion Premises shall be abated for the first three (3) months after the Expansion Premises Commencement Date and thereafter increase to $0.800 per rentable square foot of the Expansion Premises ($28,191.20 per month), which Base Rent for the Expansion Premises increases 3% on each anniversary of March 1 during the Term.  From and after the Expansion Premises Commencement Date, (a) the Company’s share of operating expenses, tax expenses and common area utility costs shall be 100% of the building located at 3240 Whipple Road, Union City, CA and 39.6% of the building located at 3200 Whipple Road, Union City, CA.  Landlord shall return to the Company the existing letter of credit from Comerica Bank in the amount of $97,273 within 30 days after execution of the Fourth Amendment, and the Company shall have no further obligation to provide Landlord with a letter of credit as collateral for its obligations under the Lease.

The description of the Lease, as modified by the Fourth Amendment, is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Lease and the Fourth Amendment.  A copy of the Lease is attached as an exhibit to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 10, 2001 and is incorporated herein by reference.  The Company intends to file a copy of the Fourth Amendment as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2010.

1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2010

ABAXIS, INC.

By:	/s/ Alberto Santa Ines
Alberto Santa Ines
Vice President, Finance and
Chief Financial Officer

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